UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 29, 2005

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

RAINING DATA CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

17500 Cartwright Road, Irvine, CA 92614

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant  to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On August 29, 2005, the Board of Directors of Raining Data Corporation (the “Company”) granted Richard W. Smith, the Company’s newly appointed Director, an option to purchase 50,000 shares of the Company’s common stock under the Company’s 1999 Stock Option Plan.  The strike price of the option is $2.25 per share, which is the market closing price of the Company’s common stock on August 29, 2005.  One-third of the shares subject to the option vests on the one year anniversary of the grant date, and 1/36th of the shares subject to the option vests in equal monthly installments thereafter.  The shares subject to the option will become fully vested in the event of a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINING DATA CORPORATION

By:	/s/ Brian C. Bezdek	Date: August 29, 2005
Brian C. Bezdek,
Chief Financial Officer